Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Second Quarter 2006 Results;

$500 Million Share Repurchase Authorization

CARLSBAD, CA, August 3, 2006 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its second quarter ended June 30, 2006. Revenues for the second quarter were $314 million, an increase of 2% over the $306 million reported for the second quarter of 2005. Foreign currency translation had minimal effect on sales growth rate. Net income for the second quarter was $20 million versus $15 million for the same quarter in 2005. GAAP earnings per share for the second quarter of 2006 were $0.36 per share, as compared to $0.27 per share reported in the second quarter of 2005, an increase of 33%. Earnings per share in 2006 includes lower expenses associated with the write up of acquisition inventory to fair market value as a result of a business combination and a gain on the sale of the company’s German contract manufacturing business in April.

Invitrogen reports pro forma results which excludes certain items primarily related to acquisitions, business divestitures and stock option expensing. The Company reports these pro forma results to better enable financial statement users to assess our historical performance and project our future earnings and cash flows. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables and on the Company’s Investor Relations web page at www.invitrogen.com.

Pro forma net income for the second quarter of 2006 was $49 million, or $0.90 per share, compared with pro forma net income in the second quarter of 2005 of $51 million, or $0.87 per share.

Through the first six months of 2006, revenues for the Company were $623 million, a 7% increase over revenues in the first six months of 2005 of $584 million. Pro forma net income for the first six months was $98 million, or $1.80 earnings per share, compared with $102 million, or $1.76 earnings per share for the same period in 2005.

Second Quarter Review

Second quarter revenue growth of 2% included a positive impact from acquisitions which was offset by a 1% decline in organic growth. The decline in organic growth was driven by an increase of 3% in BioDiscovery, offset by a decline of 8% in BioProduction. The BioDiscovery segment had strong growth in core customer segments, such as academic and biotech, as well as key product areas, such as labeling & detection, gene expression and drug discovery. The strong growth in these areas was somewhat offset by sales ordering challenges related to the implementation of a new ERP system in Europe and the short term impact of facility consolidations associated with acquisition integrations.

BioProduction negative growth was attributable to declining sera revenue and the timing of manufacturing orders. This decline was partially offset by healthy demand for cell culture research media.

“We are pleased with the strong performance of our BioDiscovery products to biotech and academic customers, as well as the double digit growth in emerging markets. The issues we had this quarter are identifiable to a few areas: our sera business, cell culture production, the facility consolidation started in second quarter and our system conversion in Europe, which was a one time event. We know where the problems are and we have action plans in place to fix them,” said Greg Lucier, Chairman and CEO, Invitrogen Corporation. “Given the first half performance and greater visibility into the second half, we will be updating our guidance on our call today.”

Second quarter 2006 pro forma gross margin was 62%, in line with the second quarter of 2005. BioDiscovery gross margin decreased slightly to 70% in the second quarter of 2006 from 71% last year, primarily due to the absorption of new acquisitions. BioProduction gross margin decreased to 46% from 48% in the comparable quarter of 2005, primarily due to changes in volume.

Pro forma operating margin was 23% of revenues in the second quarter of 2006 versus 25% in the second quarter of 2005. The decline was primarily the result of lower first half volume and continued investment in sales, marketing and R&D, which was partially offset by a reduction in the accrual for payments to management for incentive compensation due to the Company’s expected full year performance.

“Although, our current rate of investment in the business has outpaced our revenue growth, it is due to the targeted investments we have made in our infrastructure to support the long term success of the company. However, we believe there are specific pockets of opportunity in our cost structure that can be optimized over the next several months.” stated David Hoffmeister, CFO, Invitrogen Corporation.

Cash flows from operating activities were $57 million for the six months ended June 30, 2006. Capital expenditures were $32 million during the first half of 2006. Free cash flow, defined as cash from operating activities less capital expenditures, was $25 million for the first half of 2006. Free cash flow for the quarter was affected by the system conversion in Europe, which increased receivables, and an increase in inventory due to sera collections and prebuilding for European holiday schedules.

$500 Million Share Repurchase Program

Today the company also announced a $500 million share repurchase program. This three-year program authorizes management, at its discretion, to repurchase shares from time to time on the open market or in privately negotiated transactions, subject to market conditions and other factors.

“We are continually assessing the best way to optimize shareholder value,” said Hoffmeister. “The share repurchase program reflects the confidence we have in the organic growth potential of our business. We will have approximately $1 billion of funds available by year end, which gives us the ability to do a buyback in the near term, as well as continue to evaluate potential acquisitions.”

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (800) 706-7749 (domestic) or (617) 614-3474 (international) and use passcode 58200727. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 11313109.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The Company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The Company globally employs approximately 4,800 scientists and other professionals and had revenues of $1.2 billion in 2005. For more information about Invitrogen, visit the Company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as pro forma results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These pro forma measures are limited because they do not reflect the entirety of our business results.

We define our pro forma results as our GAAP results excluding the after tax impact of the following items:

•	Acquisition related amortization
•	In process research and development expenses
•	Acquisition related gains and losses
•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations
•	Certain significant one time events that are unlikely to recur
•	Share based payment expenses as a result of adoption of FAS123R

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our pro forma results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) plans to fix underperforming businesses in our portfolio; 3) momentum in 2006; 4) ability to generate new products that will accelerate scientific research and our future growth; 5) integration of acquired businesses; 6) plans to repurchase the Company’s Common Stock or Convertible Notes; and 7) plans to optimize expenses and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the six months ended June 30, 2006				For the six months ended June 30, 2005
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$622,641	$—		$622,641	$583,537	$—		$583,537
Cost of revenues	242,410	(5,565	)(2)(3)(4)	236,845	234,832	(11,946	)(2)(3)	222,886

Gross profit	380,231	5,565		385,796	348,705	11,946		360,651

Gross margin	61%			62%	60%			62%
Operating expenses:
Sales and marketing	123,812	(2,473	)(3)(4)	121,339	104,774	(121	)(3)	104,653
General and administrative	81,195	(14,930	)(3)(4)	66,265	62,003	(23	)(3)	61,980
Research and development	55,514	(2,120	)(3)(4)	53,394	45,504	(431	)(3)	45,073
Purchased intangibles amortization	59,428	(59,428	)(5)	—	55,767	(55,767	)(5)	—
Purchased in-process research and development	—	—		—	13,886	(13,886	)(6)	—
Business consolidation costs	5,399	(5,399	)(7)	—	—	—		—

Total operating expenses	325,348	(84,350)		240,998	281,934	(70,228)		211,706

Operating income	54,883	89,915		144,798	66,771	82,174		148,945
Operating margin	9%			23%	11%			26%
Interest Income	14,392	—		14,392	10,950	—		10,950
Interest Expense	(16,477)	—		(16,477)	(15,034)	—		(15,034)
Other income (expense), net	2,455	(1,344	)(9)	1,111	25,982	(20,123	)(8)	5,859

Total other income (expense), net	370	(1,344)		(974)	21,898	(20,123)		1,775

Income before provision for income taxes	55,253	88,571		143,824	88,669	62,051		150,720
Income tax provision	(16,355)	(29,381	)(10)	(45,736)	(26,689)	(22,295	)(10)	(48,984)

Net income	$38,898	$59,190		$98,088	$61,980	$39,756		$101,736
Effective tax rate	29.6%			31.8%	30.1%			32.5%
Add back interest expense for subordinated debt, net of tax(9)	365	—		365	4,400	—		4,400

Numerator for diluted earnings per share	$39,263	$59,190		$98,453	$66,380	$39,756		$106,136

Earnings per common share:
Basic	$0.73			$1.85	$1.20			$1.97

Diluted(9)	$0.72			$1.80	$1.10			$1.76

Weighted average shares used in per share calculation:
Basic	53,113	—		53,113	51,766	—		51,766
Diluted(9)	54,823	—		54,823	60,345	—		60,345

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2006 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $4.1 million and $11.8 million for the six months ended June 30, 2006 and 2005, respectively.

(3)	Add back deferred compensation amortization totaling $0.3 million and $0.7 million for the six months ended June 30, 2006 and 2005, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $20.7 million for the six months ended June 30, 2006.

(5)	Add back amortization of purchased intangibles.

(6)	Add back in-process research and development.

(7)	Add back business consolidation costs.

(8)	Deduct gain on foreign currency transaction, net of loss on sale of investments, used for business combinations.

(9)	Deduct gain on the sale of a business operation.

(10)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. In addition, 2006 GAAP net income includes expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data)	For the three months ended June 30, 2006				For the three months ended June 30, 2005
(unaudited)
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$313,637	$—		$313,637	$306,456	$—		$306,456
Cost of revenues	123,063	(2,609	)(2)(3)(4)	120,454	128,410	(11,254	)(2)(3)	117,156

Gross profit	190,574	2,609		193,183	178,046	11,254		189,300

Gross margin	61%			62%	58%			62%
Operating expenses:
Sales and marketing	63,621	(1,262	)(3)(4)	62,359	56,294	(61	)(3)	56,233
General and administrative	41,773	(7,617	)(3)(4)	34,156	31,999	(11	)(3)	31,988
Research and development	26,614	(1,072	)(3)(4)	25,542	24,263	(215	)(3)	24,048
Purchased intangibles amortization	29,476	(29,476	)(5)	—	29,866	(29,866	)(5)	—
Purchased in-process research and development	—	—		—	12,686	(12,686	)(6)	—
Business consolidation costs	3,268	(3,268	)(7)	—	—	—		—

Total operating expenses	164,752	(42,695)		122,057	155,108	(42,839)		112,269

Operating income	25,822	45,304		71,126	22,938	54,093		77,031
Operating margin	8%			23%	7%			25%
Interest Income	7,925	—		7,925	5,074	—		5,074
Interest Expense	(8,108)	—		(8,108)	(7,776)	—		(7,776)
Other income (expense), net	2,002	(1,344	)(8)	658	309	—		309

Total other income (expense), net	1,819	(1,344)		475	(2,393)	—		(2,393)

Income before provision for income taxes	27,641	43,960		71,601	20,545	54,093		74,638
Income tax provision	(7,961)	(14,664	)(9)	(22,625)	(5,639)	(18,162	)(9)	(23,801)

Net income	$19,680	$29,296		$48,976	$14,906	$35,931		$50,837
Effective tax rate	28.8%			31.6%	27.4%			31.9%
Add back interest expense for subordinated debt, net of tax	176	—		176	282	1,736	(10)	2,018

Numerator for diluted earnings per share	$19,856	$29,296		$49,152	$15,188	$37,667		$52,855

Earnings per common share:
Basic	$0.37			$0.92	$0.29			$0.98

Diluted	$0.36			$0.90	$0.27			$0.87

Weighted average shares used in per share calculation:
Basic	53,226	—		53,226	52,076	—		52,076
Diluted(10)	54,824	—		54,824	55,676	4,785	(10)	60,461

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2006 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $1.8 million and $11.2 million for the three months ended June 30, 2006 and 2005, respectively.

(3)	Add back amortization of deferred compensation totaling $0.1 million and $0.4 million for the three months ended June 30, 2006 and 2005, respectively, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $10.6 million for the three months ended June 30, 2006.

(5)	Add back amortization of purchased intangibles.

(6)	Add back in-process research and development.

(7)	Add back business consolidation costs.

(8)	Deduct gain on the sale of a business operation.

(9)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. In addition, 2006 GAAP net income includes expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation.

(10)	The dilutive effect of the 2.25% Convertible Subordinated Notes due 2006 was antidilutive for GAAP purposes, but excluded for pro forma purposes.

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the three months ended June 30,		For the six months ended June 30,
(in thousands) (unaudited)	2006	2005	2006	2005
Operating income reported under GAAP	$25,822	$22,938	$54,883	$66,771
Add back in-process research and development and merger related amortization	31,468	54,093	63,809	82,174
Add back depreciation	9,911	9,908	19,930	19,155
Add back amortization of non merger-related deferred compensation	12,225	1,464	24,105	2,638
Add back amortization of all other intangible assets	717	917	1,220	1,913

EBITDA	$80,143	$89,320	$163,947	$172,651

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED June 30, 2006 AND 2005

(in thousands) (unaudited)	Bio- Discovery	Bio- Production	Unallocated(1)	Total
Segment results for the three months ended June 30, 2006
Revenues	$204,763	$108,874	$—	$313,637

Gross profit	143,556	49,627	(2,609)	190,574

Gross margin	70%	46%		61%
Selling and administrative	69,918	26,597	8,879	105,394
Research and development	22,592	2,950	1,072	26,614
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	32,744	32,744

Operating income (loss)	$51,046	$20,080	$(45,304)	$25,822

Operating margin	25%	18%		8%
Segment results for the three months ended June 30, 2005
Revenues	$185,422	$121,034	$—	$306,456

Gross profit	130,956	58,208	(11,118)	178,046

Gross margin	71%	48%		58%
Selling and administrative	62,716	25,501	76	88,293
Research and development	21,283	2,767	213	24,263
Purchased intangibles amortization and in-process research and development	—	—	42,552	42,552

Operating income (loss)	$46,957	$29,940	$(53,959)	$22,938

Operating margin	25%	25%		7%

(1)	Unallocated items for the three months ended June 30, 2006 and 2005 include noncash charges for purchase accounting inventory revaluations of $1.8 million and $11.2 million, amortization of purchased intangibles of $29.5 million and $29.9 million, in-process research and development of $0 million and $12.7 million, amortization of deferred compensation of $0.1 million and $0.4 million, business consolidation costs of $3.3 million and $0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $10.6 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(in thousands) (unaudited)	Discovery	Production	Unallocated(1)	Total
Segment results for the six months ended June 30, 2006
Revenues	$408,212	$214,429	$—	$622,641

Gross profit	284,630	101,166	(5,565)	380,231

Gross margin	70%	47%		61%
Selling and administrative	135,774	51,830	17,403	205,007
Research and development	46,947	6,447	2,120	55,514
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	64,827	64,827

Operating income (loss)	$101,909	$42,889	$(89,915)	$54,883

Operating margin	25%	20%		9%
Segment results for the six months ended June 30, 2005
Revenues	$347,773	$235,764	$—	$583,537

Gross profit	247,111	113,406	(11,812)	348,705

Gross margin	71%	48%		60%
Selling and administrative	115,691	50,940	146	166,777
Research and development	39,440	5,632	432	45,504
Purchased inventory amortization and in-process research and development	—	—	69,653	69,653

Operating income (loss)	$91,980	$56,834	$(82,043)	$66,771

Operating margin	26%	24%		11%

(1)	Unallocated items for the six months ended June 30, 2006 and 2005, include costs for purchase accounting inventory revaluations of $4.1 million and $11.8 million, amortization of purchased intangibles of $59.4 million and $55.8 million, in-process research and development of $0 million and $13.9 million and amortization of deferred compensation of $0.3 million and $0.7 million, business consolidation costs of $5.4 million and $0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $20.7 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
(in thousands) (unaudited)	2006	2005
Net income	$38,898	$61,980
Add back in-process research and development and merger related amortization	63,809	82,174
Add back depreciation	19,930	19,155
Balance sheet changes	(56,807)	(19,243)
Other noncash adjustments	(8,438)	(8,320)

Net cash provided by operating activities	57,392	135,746
Capital expenditures	(31,954)	(32,930)

Free cash flow	25,438	102,816
Net cash provided by other investing activities	168,091	(48,088)
Net cash (used in) provided by financing activities	(35,594)	263,459
Effect of exchange rate changes on cash	7,102	(19,763)

Net increase in cash and cash equivalents	$165,037	$298,424

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and investments	$733,176	$751,872
Trade accounts receivable, net of allowance for doubtful accounts	206,651	194,942
Inventories	155,740	136,753
Deferred income taxes	49,629	35,147
Prepaid expenses and other current assets	26,887	32,482

Total current assets	1,172,083	1,151,196
Property and equipment, net	287,081	278,447
Goodwill	1,898,270	1,866,288
Intangible assets, net	441,110	490,996
Long-term investments	26	187
Other assets	88,839	89,935

Total assets	$3,887,409	$3,877,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$178,324	$234,246
Accounts payable, accrued expenses and other current liabilities	198,590	244,344
Income taxes	36,022	32,987

Total current liabilities	412,936	511,577
Long-term debt	1,151,896	1,151,923
Pension liabilities	21,103	16,431
Deferred income tax liability	125,072	141,432
Other long-term liabilities	13,664	13,892
Stockholders’ equity	2,162,738	2,041,794

Total liabilities and stockholders’ equity	$3,887,409	$3,877,049

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